Exhibit 99.1

Contacts:
Richard Surratt	Jennifer Chelune
Senior Vice President and Chief Financial Officer	Investor Relations Manager
(734) 997-4966	(734) 997-4910
richard.surratt@proquest.com	jennifer.chelune@proquest.com

PROQUEST COMPANY PROVIDES UPDATED TIMING FOR

COMPLETION OF INVESTIGATION

ANN ARBOR, Mich., June 30, 2006 – ProQuest Company (NYSE: PQE), a publisher of information and education solutions, today reported that it now expects that its Audit Committee will complete its investigation related to the Company’s ongoing accounting review and the previously disclosed restatement of its operating results by the end of July. The company had previously anticipated the investigation would be complete by the end of June.

“As a result of unavoidable scheduling delays in the process, we are revising our expected timeline for completion of the restatement investigation,” said Alan Aldworth, chairman and chief executive officer of ProQuest Company. “ProQuest’s Audit Committee presented a preliminary report to the company’s Board of Directors earlier this month. We anticipate that the final investigation will be complete by the end of July. The scope of the accounting review and restatement has not changed from our previous disclosures, and we remain committed to moving as expeditiously as possible through this process,” Aldworth added.

ProQuest Company continues to expect that it will file its Annual Report on Form 10-K for fiscal 2005 in the fall of 2006.

About ProQuest Company

ProQuest Company (PQE: NYSE) is based in Ann Arbor, Michigan, and is a publisher of information and education solutions. We provide products and services to our customers through three business segments: Education, Information and Learning and Business Solutions. Our Education segment is a leading provider of K-12 curriculum products, in-school core reading programs, reading and math intervention programs, and professional development programs for school districts throughout the United States. Through our Information and Learning segment, which primarily serves the education market, we collect, organize and publish content from a wide range of sources including newspapers, periodicals and books. Our Business Solutions segment is primarily engaged in the delivery in electronic form of comprehensive parts and service information to the automotive market. Its products transform complex technical data, like parts catalogs and service manuals, into easily accessed electronic information. For the world’s automotive manufacturers and their dealer networks, ProQuest also secures business-to-business information and retail performance management services.

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ProQuest Company Provides Updated Timing for Completion of Investigation, Page 2 of 2

Forward-Looking Statements

Some of the statements contained herein constitute forward-looking statements. These statements relate to future events, the results of our pending restatement process, or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our markets’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks and other factors you should specifically consider include, but are not limited to: the company’s ability to successfully conclude the review of its financial results, the discovery of additional restatement items, the ability to renegotiate the terms of its revolving credit agreement and senior notes in connection with defaults under such debt due to any potential restatement if further defaults occur, the outcome of the company’s and the Audit Committee’s continuing investigation of the accounting errors, increased debt level due to the acquisition of Voyager Learning, changes in customer demands or industry standards, adverse economic conditions, loss of key personnel, litigation, decreased library and educational funding/budgets, the ability to successfully integrate the Voyager Learning acquisition, the ability to successfully close and integrate other acquisitions, demand for ProQuest’s products and services, success of ongoing product development, maintaining acceptable margins, ability to control costs, the impact of federal, state and local regulatory requirements on ProQuest’s business, including K-12 and higher education, and automotive, the impact of competition and the uncertainty of economic conditions in general, the ability to successfully attract and retain customers, sell additional products to existing customers, and win new business due to changes in technology, the ability to maintain a broad customer base to avoid dependence on any one single customer, K-12 enrollment and demographic trends, the level of educational funding, the level of education technology investments, the company’s ability to obtain OEM data access agreements, the company’s ability to obtain financing, global economic conditions, financial market performance, and other risks listed under “Risk Factors” in our regular filings with the Securities and Exchange Commission. In some cases, you can identify forward- looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” “priorities,” or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. The company undertakes no obligation to update any of these statements.

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